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July 8, 1998

Ms. Janice Allen, EDI Services
BlueCross BlueShield of Louisiana
5525 Reitz Avenue
Baton Rouge, LA  70809-3802

Dear Jan:

This letter will confirm our claims processing proposal to BlueCross BlueShield of LA and its affiliated medical providers.

Claimsnet.com obligations to BlueCross BlueShield of LA affiliated medical providers:

-   All software licenses provided free of charge.
- Maintain hardware, software and maintenance at Claimsnet.com server location.
- Provide all customer support. Telephone support free for 90 days after live/production status. A charge of $60.00 per incident after 90 days. Free unlimited electronic support.
- Provider facilities will be charged a one time set up fee of $149.95 if they enroll through the Claimsnet.com website.
- Provider facilities that enroll through the BlueCross BlueShield of LA website will be charged a one time set up fee of $99.95.
- All provider facilities will be charged a monthly subscription fee of $19.95 per submitting site. The subscription fee provides customers unlimited HCFA 1500 and ADA 1990 electronic claims processing.
-   Printed claims to be provided for $.49 each.
- Statements to be provided for $.49 each for the first page and $.20 each for any additional pages.
-   Provide an all-payer solution for HCFA 1500 and ADA 1990 claims.

BlueCross BlueShield of LA obligations to Claimsnet.com:

- Provide a link to the Claimsnet.com website for enrollment purposes for the LA providers.
- Provide Claimsnet.com access to network provider names for marketing purposes.
- Utilize any existing internal communication resources to promote Claimsnet.com to network providers.

Claimsnet.com obligations to BlueCross BlueShield of LA:

- Provide marketing support; e.g. direct mailings, outbound telephone solicitation, marketing packages, and conduct presentations and demonstrations at Educational/User Group Meetings to be approved by BlueCross BlueShield of LA.


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-   Encourage all LA providers to visit and enroll through the BlueCross
    BlueShield of LA website.
- A list of providers unable to connect to Claimsnet.com will be submitted to BlueCross BlueShield on a quarterly basis.
- No initial programming fee to format to the BlueCross BlueShield of LA specifications.
- Pass through network claim data to BlueCross BlueShield of LA for $.10/claim.
-   Claim data to be submitted to BlueCross BlueShield of LA once daily.
- Claim data to be transmitted to BlueCross BlueShield of LA in the format of your choice.
- Develop an enrollment page exlusively for BlueCross BlueShield of LA for no additional fee.

Royalty Payments:

- Claimsnet.com will share 50% of the Set-up fee with BlueCross BlueShield of LA for each networked provider group that enrolls through the Claimsnet.com website that requires a single map file. If custom file mapping is required, there will be no revenue sharing for that account Set-up Fee.
- BlueCross BlueShield of LA will receive a royalty from subscription services revenue for, and paid by, the networked providers. Subscription includes the monthly claims processing subscription and any additional subscription services such as data modeling. Royalties will not be paid on transaction services under this Agreement.
- Royalties and revenue sharing will be paid quarterly to BlueCross BlueShield of LA.
-   Revenue sharing will be as follows:


     ------------------------------------------------------------------
      Total Number of Active End Users   % Subscription Revenue Royalty
     ------------------------------------------------------------------
              1 - 200                                   10%
     ------------------------------------------------------------------
            201 - 500                                   15%
     ------------------------------------------------------------------
               501+                                     20%
     ------------------------------------------------------------------


This agreement shall be effective through July 31, 1999. Either BlueCross BlueShield of LA or Claimsnet.com may terminate this agreement with written notice 90 days prior to the termination date. In consideration for the BlueCross BlueShield of LA abovementioned support, Claimsnet.com agrees to hold the abovementioned provider pricing firm through July 31, 1999.

All employees and contractors agree to maintain confidentiality of all subscriber or patient information. Please indicate your acceptance of this proposal by signing and returning this letter and the attached non-disclosure agreement.

Claimsnet.com                            BlueCross BlueShield of LA

Name:                                    Name:
     -------------------------                ----------------------

Title:  Regional Vice President, Sales   Title:
                                               ---------------------

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Date:                                    Date:
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